UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 06, 2025

GOLD ROCK HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	87-0434297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 General Booth Blvd.

Suite 230

Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant's telephone number: (757) 306-6090

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Operating Officer

On February 06, 2025, the board of directors (the “Board”) appointed Anthony Denkinger as its Chief Operating Officer. Mr. Denkinger will hold this position for a period of two (2) years or until he earlier resigns or is removed from office.

Anthony Denkinger - Age 30

Anthony Denkinger is the Chief Executive Officer (CEO) at LOOT8, Inc. (LOOT8), which is a wholly owned subsidiary of Gold Rock Holdings, Inc. LOOT8 drives advanced solutions in AI and blockchain. He honed his leadership and operational acumen as a U.S. Air Force Captain, overseeing hundreds of personnel across critical logistical operations. Holding a B.S. from the U.S. Air Force Academy and an MBA from the University of Illinois, he blends strategic thinking with agile methodologies to tackle complex challenges. Mr. Denkinger's results-focused leadership style unites cross-functional teams, fostering trust and decisive action.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2025	Gold Rock Holdings, Inc.

	By	/s/ Richard Kaiser
CFO/ Director